EXHIBIT 99.1

COMPANY PRESS RELEASE

STARTEC GLOBAL COMMUNICATIONS CORPORATION ANNOUNCES ITS
REORGANIZATION INTO A HOLDING COMPANY STRUCTURE AND AN OFFERING
OF $225 MILLION OF SENIOR NOTES

     BETHESDA, MD (April 28, 1998) -- Startec Global Communications Corporation (NASDAQ: STGC) today announced its plan to reorganize into a holding company structure and its proposal to make a private offering of up to $225 million aggregate principal amount of senior notes. The first stage of the reorganization and the proposed offering of the senior notes are expected to be completed by mid-May.

     According to Ram Mukunda, President and Chief Executive Officer of Startec Global, "Reorganizing into a holding company structure will provide us with the flexibility to expand our operations overseas and to take advantage of alternative financing and tax strategies as we grow our operations both domestically and abroad." As part of the first stage of its reorganization, Startec Global has organized a wholly-owned Delaware subsidiary corporation to act as a holding company for a series of additional newly-formed Delaware subsidiary corporations. Upon approval of all state and other regulatory authorities, Startec Global will transfer all of the assets associated with its telecommunications operations into a subsidiary operating company, its licenses, authorizations and other certifications into a subsidiary licensing company, and its financing operations into a subsidiary finance company. Startec Global will complete its reorganization later in 1998 when it obtains shareholder approval to reincorporate as a Delaware corporation.

     In conjunction with it reorganization, Startec Global proposes to make an offering of up to $225 million in senior notes to qualified institutional buyers. The notes will be offered in a private placement exempt from the registration requirements of the Securities Act of 1933, and will eligible for resale pursuant to Rule 144A of that Act. The notes will be unsecured indebtedness of Startec Global and may not be resold except pursuant to Rule 144A or other exemption from the registration requirements of state and federal law.

     The purpose of the offering and the reorganization is to provide Startec Global with the resources to accelerate its business plan to become the leading provider of international long distance services to select ethnic residential communities in the United States, Canada and Europe by expanding and developing its network equipment, the acquisition of fiber optic cable capacity and the acquisition of satellite earth stations, and to leverage its residential long distance network to become a leading provider of wholesale carrier services on corresponding international routes.

     This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of, these securities in any state in which such an offer or solicitation or sale would be unlawful.

     Except for the historical information contained herein, this release contains forward-looking statements which are based on current expectations and which may differ materially from actual results. These forward-looking statements fall within the scope of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Forward-looking statements include, but are not limited to, those statements regarding management's plans, marketing strategy, targets and strategy for future expansion, and future fiscal performance. The Company's actual results could differ materially from those anticipated by the forward-looking statements as a result of certain factors such as, change in market conditions, government regulation, technology, the international telecommunications industry, and the global economy; availability of transmission facilities; management of rapid growth; entry into new and developing markets; competition; customer concentration and attrition; and the expansion of the global network. These risk factors are discussed in further detail in the Company's SEC's filings, including the prospectus relating to Company's initial public offering (SEC File. No. 333-32753), and its Annual Report on Form 10-K for the year ended December 31, 1997.